EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("AGREEMENT") is made as of August 25, 2015 (the "EFFECTIVE DATE"), by and between CME REALTY, INC., a Nevada corporation (the "COMPANY") and VINCENT PRINCE, an individual (the "Executive").

                                  R E C I T A L

     WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company on the terms contained in this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. POSITION AND DUTIES. The Executive shall serve as the Chief Financial Officer of the Company reporting to the Company's Board of Directors (the "BOARD"). The Executive shall perform those services customary to that office and such other lawful duties that may be reasonably assigned to him from time to time by the Chief Financial Officer or the Board, provided those duties are consistent with the Executive's position and authority. The Executive further agrees to use his best efforts to promote the interests of the Company and to devote his full business time and energies to the business and affairs of the Company.

     2. TERM. This Agreement shall be effective from the Effective Date through the third anniversary thereof (the "INITIAL TERM"). Thereafter, this Agreement shall renew for successive one-year terms (each, a "RENEWAL Term" and together with the Initial Term, collectively the "TERM"), unless notice of non-renewal (which shall not be deemed to be a termination of this Agreement) is given by either party at least sixty (60) days prior to the expiration of the Initial Term or any Renewal Term.

     3. COMPENSATION AND RELATED MATTERS.

     (a) BASE SALARY. The Executive's annual base salary shall be one hundred twenty thousand ($120,000.00) (the "BASE SALARY"). The Base Salary shall be payable in accordance with the Company's normal payroll procedures in effect from time to time. The Base Salary shall be reviewed at least annually and may be increased by the Board or its compensation committee (the "COMMITTEE"), if any, from time to time during the Term.

     (b) ANNUAL BONUS. During the Term, the Executive may be paid a performance bonus to the extent earned, based on criteria established by the Board or the Committee from time to time during the Term (the "BONUS"). The amount of any Bonus and the performance criteria for earning the Bonus, if any for any subsequent fiscal year shall be determined by the Board or the Committee, in good faith, no later than sixty (60) days after the commencement of the relevant fiscal year. The Executive's Bonus for a bonus period shall be determined by the Board or the Committee after the end of the applicable bonus period and be paid to the Executive in the year following the year to which the Bonus relates when annual bonuses for that year are paid to other senior executives of the Company generally.
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     (c) INCENTIVE  PLANS. The Executive shall be entitled to participate in all bonus plans, policies, practices and programs adopted by the Company and applicable generally to other senior executives of the Company, in accordance with the terms of such plans (if any).

     (d) EQUITY INCENTIVE PLANS. The Executive shall be entitled to participate in any and all plans providing for awards of equity or instruments convertible into equity adopted by the Company and applicable generally to other senior executives of the Company, in accordance with the terms of such plans (if any).

     (e) BUSINESS EXPENSES. The Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by him in performing services hereunder, in accordance with the policies and procedures then in effect and established by the Company for its senior executive officers.

     (f) OTHER BENEFITS. The Executive shall be entitled to participate in all insurance, pension, savings and retirement plans, practices, policies and programs applicable generally to other senior executives of the Company (if any) and shall be eligible for participation in and shall receive all benefits under insurance welfare benefit plans, practices, policies and programs provided by the Company to the extent applicable generally to other senior executives of the Company (if any).

     (g) VACATION. The Executive shall be entitled to accrue up to fifteen (15) paid vacation days in each year, which shall be accrued ratably. The Executive shall also be entitled to all paid holidays given by the Company to its executives.

     (h) WITHHOLDING. All amounts payable to the Executive under this SECTION 3 shall be subject to all required federal, state and local withholding, payroll and insurance taxes.

     (i) BOARD DISCRETION. Nothing in this SECTION 3 shall obligate the Board to implement any particular benefit plan or prevent the Board from amending or terminating any benefit plan implemented.

     4. TERMINATION. The Executive's employment may be terminated and this Agreement terminated under the following circumstances:

     (a) DEATH. The Executive's employment hereunder shall terminate upon his death.

     (b) DISABILITY. The Company may terminate the Executive's employment if the Executive becomes subject to a Disability. For purposes of this Agreement, "DISABILITY" means the Executive is unable to perform the essential functions of his position as Chief Financial Officer, with or without a reasonable accommodation, for a period of ninety (90) consecutive calendar days or one hundred eighty (180) non-consecutive calendar days within any rolling twelve
(12) month period.

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     (c)  TERMINATION  BY COMPANY  FOR CAUSE.  The  Company  may  terminate  the
Executive's employment for Cause. For purposes of this Agreement, "CAUSE" means the Executive's: (i) willful failure to follow the directions communicated to him by the Chief Executive Officer or the Board that are legal and consistent with his position and duties as Chief Financial Officer; (ii) breach of a fiduciary duty owed by the Executive to the Company or its shareholders; (iii) willful misconduct or gross misconduct which is materially detrimental to the Company; (iv) conviction, plea of NOLO CONTENDERE, guilty plea, or confession to any felony or any crime based upon an act of fraud, misappropriation or embezzlement; or (v) a material breach of this Agreement; provided, that, the bases set forth in (i), (ii), (iii) and (v), to the extent curable, shall not constitute Cause unless the Company has provided the Executive with written notice of the acts or omissions giving rise to a termination of his employment for Cause and the Executive fails to correct the act or omission within thirty
(30) days after receiving the Company's notice (the "EXECUTIVE CURE PERIOD").

     (d) TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate the Executive's employment at any time without Cause upon thirty (30) days prior written notice.

     (e) TERMINATION BY THE EXECUTIVE. The Executive may terminate his employment at any time without Good Reason for any reason, upon thirty (30) days prior written notice, provided however, the Company may accelerate the date of such termination to any date following the receipt of such written notice.

     (f) TERMINATION BY THE EXECUTIVE FOR GOOD REASON. The Executive may terminate his employment for Good Reason. For purposes of this Agreement, "GOOD REASON" means: (i) a material reduction in the Executive's Base Salary without the Executive's Consent; (ii) a material diminution in the Executive's responsibilities as Chief Financial Officer; (iii) the assignment of duties to the Executive materially inconsistent with his position as Chief Financial Officer; or (iv) the Company's material breach of this Agreement; provided that, within ninety (90) days of the Company's act or omission giving rise to a resignation for Good Reason, the Executive notifies the Company in writing of the act or omission, the Company fails to correct the act or omission within thirty (30) days after receiving the Executive's written notice (the "COMPANY CURE PERIOD") and the Executive actually terminates his employment within sixty
(60) days after the date the Company receives the Executive's notice.

     (g) TERMINATION DATE. The "TERMINATION DATE" means: (i) if the Executive's employment is terminated by his death under SECTION 4(A), the date of his death;
(ii) if the Executive's employment is terminated on account of his Disability under SECTION 4(B), the date on which the Company provides the Executive a written termination notice; (iii) if the Company terminates the Executive's employment for Cause under SECTION 4(C), the date on which the Company provides the Executive a written termination notice, unless the circumstances giving rise to the termination are subject to the Executive Cure Period, in which case the date on which the Company provides the Executive a written termination notice following the end of the Executive Cure Period; (iv) if the Company terminates the Executive's employment without Cause under SECTION 4(D), thirty (30) days after the date on which the Company provides the Executive a written termination notice; (v) if the Executive resigns his employment without Good Reason under
SECTION 4(E),  thirty (30) days after the date on which the  Executive  provides

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the Company a written  termination  notice or such earlier  date of  termination determined by the Company as provided for therein; and (vii) if the Executive resigns his employment with Good Reason under SECTION 4(F), the date on which the Executive provides the Company a written termination notice following the end of the Company Cure Period.

     5. COMPENSATION UPON TERMINATION.

     (a) TERMINATION BY THE COMPANY FOR CAUSE, UPON THE EXECUTIVE'S DEATH OR DISABILITY, BY THE EXECUTIVE WITHOUT GOOD REASON. If the Executive's employment with the Company is terminated pursuant to SECTIONS 4(A), (B), (C) or (E), the Company shall pay or provide to the Executive (or to his authorized representative or estate) the following amounts through the Termination Date: any earned but unpaid Base Salary, unpaid expense reimbursements, any earned but unpaid Annual Bonus and any vested benefits the Executive may have under any employee benefit plan of the Company (the "ACCRUED OBLIGATIONS") on or before the time required by law but in no event more than thirty (30) days after the Termination Date.

     (b) TERMINATION BY THE COMPANY WITHOUT CAUSE, BY THE EXECUTIVE WITH GOOD REASON. If the Executive's employment is terminated by the Company without Cause as provided in SECTION 4(D) or the Executive terminates his employment for Good Reason as provided in SECTION 4(F), then the Executive shall be entitled to the following:

     (i) The Company shall pay the Executive the Accrued Obligations earned through the Termination Date (payable at the time provided for in SECTION 5(A)).

     (ii) The Company shall pay the Executive a pro-rata portion of the Executive's Bonus for the fiscal year in which the Executive's termination occurs based on actual results for such year (determined by multiplying the amount of such bonus which would be due for the full fiscal year by a fraction, the numerator of which is the number of days during the fiscal year of termination that the Executive is employed by the Company and the denominator of which is 365) payable at the same time bonuses for such year are paid to other senior executives of the Company.

     (iii) The Company shall pay the Executive his Base Salary then in effect for a period of six (6) months after the Termination Date in accordance with the Company normal payroll practices in effect on the Termination Date.

     (iv) Any and all outstanding equity-based incentive awards subject to vesting criteria, shall vest as provided in the applicable award agreement or incentive plan.

     (v) Subject to the Executive's timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), the Company shall reimburse the Executive the monthly premium payable to continue his and his eligible dependents' participation in the Company's group health plan (to the extent permitted under applicable law and the terms of such plan) which covers the Executive (and the Executive's eligible dependents) for a period of six (6) months from the Termination Date, provided that the Executive is eligible and remains eligible for COBRA coverage; and provided,

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further,  that in the event that the  Executive  obtains other  employment  that offers group health benefits, such continuation of coverage by the Company shall immediately cease.

     6. RELEASE; PAYMENT. The payments and benefits provided for in SECTIONS 5(B) shall be conditioned on the Executive executing and delivering to the Company a full release of all claims that the Executive may have against the Company, and its directors, officers, employees and agents in a form reasonably acceptable to the Company (the "RELEASE"). The Release must become enforceable and irrevocable on or before the sixtieth (60th) day following the Termination Date. If the Executive fails to execute and deliver the Release, he shall be entitled to the Accrued Obligations only and no other benefits under SECTION 5(B). The continued payment of base salary provided under SECTION 5(B) (III) shall be paid in accordance with the Company's normal payroll practices and shall commence on the next payroll date falling after the date the Release becomes enforceable and irrevocable.

     7. SECTION 409A COMPLIANCE.

     (a) All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by the Executive during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year. Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

     (b) To the extent  that any of the  payments or  benefits  provided  for in
SECTION 5(B) are deemed to constitute non-qualified deferred compensation benefits subject to Section 409A of the United States Internal Revenue Code (the "CODE"), the following interpretations apply to SECTION 5: Any termination of the Executive's employment triggering payment of benefits under SECTION 5(B) must constitute a "SEPARATION FROM SERVICE" under Section 409A(a)(2)(A)(i) of the Code and Treas. Reg. ss.1.409A-1(h) before distribution of such benefits can commence. To the extent that the termination of the Executive's employment does not constitute a separation of service under Section 409A(a)(2)(A)(i) of the Code and Treas. Reg. ss.1.409A-1(h) (as the result of further services that are reasonably anticipated to be provided by the Executive to the Company or any of its parents, subsidiaries or affiliates at the time the Executive's employment terminates), any benefits payable under SECTION 5 that constitute deferred compensation under Section 409A of the Code shall be delayed until after the date of a subsequent event constituting a separation of service under Section 409A(a)(2)(A)(i) of the Code and Treas. Reg. ss.1.409A-1(h). For purposes of clarification, this SECTION 6(B) shall not cause any forfeiture of benefits on the Executive's part, but shall only act as a delay until such time as a "SEPARATION FROM SERVICE" occurs. Further, if the Executive is a "SPECIFIED EMPLOYEE" (as that term is used in Section 409A of the Code and regulations and other guidance issued thereunder) on the date his separation from service becomes effective, any benefits payable under SECTION 5 that constitute non-qualified deferred compensation under Section 409A of the Code shall be delayed until the earlier of (i) the business day following the six-month anniversary of the date his separation from service becomes effective, and (ii) the date of the Executive's death, but only to the extent necessary to avoid

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such  penalties  under  Section  409A of the  Code.  On the  earlier  of (i) the business day following the six-month anniversary of the date his separation from service becomes effective, and (ii) the Executive's death, the Company shall pay the Executive in a lump sum the aggregate value of the non-qualified deferred compensation that the Company otherwise would have paid the Executive prior to that date under SECTION 5(B) of this Agreement. It is intended that each installment of the payments and benefits provided under SECTION 5(B) of this Agreement shall be treated as a separate "PAYMENT" for purposes of Section 409A of the Code. Neither the Company nor the Executive shall have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by Section 409A of the Code.

     8. CONFIDENTIAL INFORMATION.

     (a) As used in this Agreement, "CONFIDENTIAL INFORMATION" means information belonging to the Company which is of value to the Company in the course of conducting its business and the disclosure of which could result in a competitive or other disadvantage to the Company. Confidential Information includes, without limitation, financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Company. Confidential Information includes information developed by the Executive in the course of the Executive's employment by the Company, as well as other information to which the Executive may have access in connection with his employment. Confidential Information also includes the confidential information of others with which the Company has a business relationship. Notwithstanding the foregoing, Confidential Information does not include: (i) information which now or in the future comes into the public domain, unless due to breach of the Executive's duties under this SECTION 8(A); (ii) information which is disclosed to the Executive by others who are not, to the Executive's actual knowledge, under obligation of non-disclosure to the Company; (iii) information which is independently developed by the Executive without breach of the Executive's duties under this
SECTION 8(A); or (iv) information which is disclosed by the Company to others without obligation of confidentiality.

     (b) At all times, both during the Executive's employment with the Company and after its termination, the Executive will keep in confidence and trust all Confidential Information, and will not use or disclose for his own benefit or the benefit of any other Person any such Confidential Information without the written consent of the Company, except as may be necessary in the ordinary course of performing the Executive's duties to the Company.

     9. DOCUMENTS, RECORDS, ETC. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Executive by the Company or are produced by the Executive in connection with the Executive's employment will be and remain the sole property of the Company. The Executive will return to the Company all such materials and property as and when requested by the Company. In any event, the Executive will return all such materials and property immediately upon termination of the Executive's employment for any reason. The Executive

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will not retain any such  material or property or any copies  thereof  after the termination of his employment.

     10. NON-COMPETITION. From the Effective Date through the second anniversary of the Termination Date, regardless of the reason for such termination, or the expiration date of this Agreement (the "RESTRICTED PERIOD") the Executive will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, engage, prepare to engage, participate, assist or invest in any Competing Business anywhere in the United States or any other geographic area in which the Company is actively distributing its products or providing its services as of the Termination Date or the date of expiration of this Agreement. Notwithstanding the foregoing, (i) the Executive may own up to two percent (2%) of the outstanding stock of a publicly held corporation which constitutes or is affiliated with a Competing Business; and (ii) the Executive may be employed by a large organization which is engaged in a Competing Business as its non-primary business, so long as the Executive is not involved with or assisting such Competing Business, and so long as Executive does not breach his obligations regarding Confidential Information.

     11. NO SOLICITATION. During the Restricted Period, the Executive shall not, directly or indirectly, take any of the following actions, and, to the extent the Executive owns, manages, operates, controls, is employed by or participates in the ownership, management, operation or control of, or is connected in any manner with any business, the Executive shall use his best efforts to ensure that such business does not take any of the following actions:

     (a) persuade or attempt to persuade any Customer, Prospective Customer or Supplier to cease doing business with the Company, or to reduce the amount of business it does with the Company;

     (b) solicit or service for himself or for any Person the business of a Customer, Prospective Customer or Supplier in order to provide goods or services that are competitive with the goods and services provided by the Company;

     (c) persuade or attempt to persuade any Service Provider to cease providing services to the Company; or

     (d) solicit for hire or hire for himself or for any third party any Service Provider.

     (e) The following definitions are applicable to this SECTION 11:

     (i) "COMPETING BUSINESS" means the development, manufacture, marketing and sale of alcoholic beverages and any other business in which the Company becomes engaged following the Effective Date.

     (ii) "CUSTOMER" means any Person that purchased goods or services from the Company at any time within two (2) years prior to the date of the solicitation prohibited by SECTIONS 11(A) or (B).

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     (iii) "PROSPECTIVE  CUSTOMER" means any Person with whom the Company met or to whom the Company presented for the purpose of soliciting the Person to become a Customer of the Company within six (6) months prior to the date of the solicitation prohibited by SECTIONS 11(A) or (B).

     (iv) "SERVICE PROVIDER" means any Person who is an employee or independent contractor of the Company or the Company or who was within twelve (12) months preceding the solicitation prohibited by SECTIONS 5(C) or (D) an employee or independent contractor of the Company or the Company.

     (v) "SUPPLIER" means any Person that sold goods or services to the Company at any time within twelve (12) months prior to the date of the solicitation prohibited by SECTIONS 11(A) or (B).

     (vi) "PERSON" means an individual, a sole proprietorship, a corporation, a limited liability company, a partnership, an association, a trust, or other business entity, whether or not incorporated.

     12. INTELLECTUAL PROPERTY.

     (a) All creations, inventions, ideas, designs, copyrightable materials, trademarks, and other technology and rights (and any related improvements or modifications), whether or not subject to patent or copyright protection (collectively, "CREATIONS"), relating to any activities of the Company which are conceived by the Executive or developed by the Executive relating to the development, manufacture, marketing and sale of alcoholic beverages, whether conceive prior to or curing the course of his employment with the Company, whether conceived alone or with others and whether or not conceived or developed during regular business hours, and if based on Confidential Information, after the termination of the Executive's employment, shall be the sole property of the Company and, to the maximum extent permitted by applicable law, shall be deemed "WORKS MADE FOR HIRE" as that term is used in the United States Copyright Act.

     (b) To the extent, if any, that the Executive retains any right, title or interest with respect to any Creations delivered to the Company or related to his employment with the Company, the Executive hereby grants to the Company an irrevocable, paid-up, transferable, sub-licensable, worldwide right and license:
(i) to modify all or any portion of such Creations, including, without limitation, the making of additions to or deletions from such Creations, regardless of the medium (now or hereafter known) into which such Creations may be modified and regardless of the effect of such modifications on the integrity of such Creations; and (ii) to identify the Executive, or not to identify his, as one or more authors of or contributors to such Creations or any portion thereof, whether or not such Creations or any portion thereof have been modified. The Executive further waives any "MORAL" rights, or other rights with respect to attribution of authorship or integrity of such Creations that he may have under any applicable law, whether under copyright, trademark, unfair competition, defamation, right of privacy, contract, tort or other legal theory.

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     (c) The Executive will promptly  inform the Company of any  Creations.  The
Executive will also allow the Company to inspect any Creations he conceives or develops during the Restricted Period to determine if they are based on Confidential Information. The Executive shall (whether during his employment or after the termination of his employment) execute such written instruments and do other such acts as may be necessary in the opinion of the Company or its counsel to secure the Company's rights in the Creations, including obtaining a patent, registering a copyright, or otherwise (and the Executive hereby irrevocably appoints the Company and any of its officers as his attorney in fact to undertake such acts in his name). The Executive's obligation to execute written instruments and otherwise assist the Company in securing its rights in the Creations will continue after the termination of his employment for any reason. The Company shall reimburse the Executive for any out-of-pocket expenses (but not attorneys' fees) he incurs in connection with his compliance with this
SECTION 12(C).

     13. ACKNOWLEDGEMENT. The Executive understands that the restrictions set forth in this Agreement are intended to protect the Company's interests in its Confidential Information, business, goodwill and past present and future employee, vendor and customer relationships, and agrees that such restrictions are reasonable and appropriate for this purpose.

     14. INDEMNIFICATION. During the Term and thereafter, the Company shall indemnify and hold the Executive and the Executive's heirs and representatives harmless, to the maximum extent permitted by law, against any and all damages, costs, liabilities, losses and expenses (including reasonable attorneys' fees) as a result of any claim or proceeding (whether civil, criminal, administrative or investigative), or any threatened claim or proceeding (whether civil, criminal, administrative or investigative), against the Executive that arises out of or relates to the Executive's service as an officer, director or employee, as the case may be, of the Company, or the Executive's service in any such capacity or similar capacity with any affiliate of the Company or other entity at the Company's request, both prior to and after the Effective Date, and to promptly advance to the Executive or the Executive's heirs or representatives such expenses, including litigation costs and attorneys' fees, upon written request with appropriate documentation of such expense upon receipt of an undertaking by the Executive or on the Executive's behalf to repay such amount if it shall ultimately be determined that the Executive is not entitled to be indemnified by the Company. During the Term and thereafter, the Company also shall provide the Executive with coverage under its current directors' and officers' liability policy to the same extent that it provides such coverage to its other executive officers. If the Executive has any knowledge of any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, as to which the Executive may request indemnity under this provision, the Executive will give the Company prompt written notice thereof; provided that the failure to give such notice shall not affect the Executive's right to indemnification. The Company shall be entitled to assume the defense of any such proceeding and the Executive will use reasonable efforts to cooperate with such defense. To the extent that the Executive in good faith determines that there is an actual or potential conflict of interest between the Company and the Executive in connection with the defense of a proceeding, the Executive shall so notify the Company and shall be entitled to separate representation at the Company's expense by counsel selected by the Executive (provided that the Company may reasonably object to the selection of counsel within ten (10) business days after notification thereof) which counsel shall cooperate, and coordinate the defense, with the Company's counsel and minimize the expense of such separate representation to the extent consistent with the Executive's separate defense.

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
     15. SURVIVAL. The provisions of SECTIONS 8, 9, 10, 11, 12 and 14 of this Agreement shall survive its expiration or termination.

     16. DISPUTES.

     (a) The parties agree to resolve any dispute arising under or relating to the interpretation or enforcement of this Agreement, the Executive's employment or the termination of the Executive's employment before the Florida state courts of Broward County, Florida or the United States District Court for the Southern District of Florida, and hereby consent to the exclusive jurisdiction of such courts. Accordingly, with respect to any such court action, the Executive and the Company each: (i) submits to the personal jurisdiction of these courts; (ii) consents to service of process under the notice provisions set forth in SECTION 21 of this Agreement; (iii) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process; and (iv) waives any objection to jurisdiction based on improper venue or improper jurisdiction.

     (b) Notwithstanding anything else provided in this Agreement, the Executive agrees that it would be difficult to measure any damages caused to the Company which might result from any breach by the Executive of SECTIONS 8, 9, 10, 11 and 12 of this Agreement. Accordingly, if the Executive breaches or proposes to breach, any term of SECTIONS 8, 9, 10, 11 and 12 of this Agreement, the Company shall be entitled, in addition to all other remedies that it may have, to a temporary and preliminary injunction or other appropriate equitable relief to restrain any such breach without showing or providing any actual damage to the Company from any court having competent jurisdiction over the Executive.

     (c) BOTH THE COMPANY AND THE EXECUTIVE HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE FEDERAL OR STATE LAW.

     (d) The prevailing party shall be entitled to reasonable attorneys' fees and costs from the non-prevailing party in connection with any action filed under this SECTION 16.

     17. INTEGRATION. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties concerning such subject matter.

     18. SUCCESSORS. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal representatives, executors, administrators, heirs, distributees, devisees and legatees. In the event of the Executive's death after his termination of employment but prior to the completion by the Company of all payments due him under this Agreement, the Company shall continue such payments to the Executive's beneficiary designated in writing to the Company prior to his death (or to his estate, if the Executive fails to make such designation). The Company shall require any successor to the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

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
     19. ENFORCEABILITY. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     20. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     21. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Company or, in the case of the Company, at its main offices, attention of the Chief Financial Officer. Notices shall be effective on receipt, if delivered by hand, the next business day, if sent by overnight courier service or on the fifth (5th) business day after mailing, if sent by mail.

     22. AMENDMENT. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company.

     23. GOVERNING LAW. This is a Florida contract and shall be construed under and be governed in all respects by the laws of Florida for contracts to be performed in that state and without giving effect to the conflict of laws principles of Florida or any other state.

     24. "COMPANY" DEFINED. As used in this Agreement, the term "COMPANY" shall mean the Company, its parent, subsidiaries and divisions.

     25. COUNTERPARTS. This Agreement may be executed in any number of counterparts, including by facsimile or electronic transmission, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.



                          (CONTINUED ON FOLLOWING PAGE)

         IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date and year first above written.

                                THE COMPANY:

                                CME REALTY, INC.


                                By: /s/ Kenneth McLeod
                                   ---------------------------------------------
                                   Kenneth McLeod, President


                                THE EXECUTIVE:


                                /s/ Vincent Prince
                                ------------------------------------------------
                                Vincent Prince


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